                                                                  Rule 424(b)(3)
                                                     Registration No. 333-103994

              ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JULY 23, 2003

                                               Dated: January 1, 2004

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during January 2004 is 1.85%. This interest rate was calculated as follows:

Applicable LIBOR      +     Number of basis points         =     Initial Rate
for January 2004            set by State of Israel
                            at beginning of monthly
                            sales period

1.25%                 +     60 BASIS POINTS                =     1.85%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in February 2004 will receive the rate and spread in effect for that sales period.